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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 14, 1998

                            MICRO GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                       0-8358                  95-2621545
        --------                       ------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)          Identification Number)


                 14711 Bentley Circle, Tustin, California 92780
                    (Address of principal executive offices)

                                 (714) 731-0557
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets

        On May 15, 1998, Micro General Corporation and Fidelity National Financial, Inc. announced that a wholly-owned subsidiary of Micro General Corporation merged into ACS Systems, Inc. an indirect subsidiary of Fidelity National Financial, Inc. As a result of the merger all of the outstanding shares of ACS Systems, Inc. were exchanged for 4.6 million shares of Micro General Corporation. Fidelity National Financial, Inc. now owns 81.4% of the common stock of Micro General Corporation on an undiluted basis.

        "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.

Item 7.  Financial Statements and Exhibits

        (c)    Exhibits

        99(A) Press Release - Fidelity National Financial, Inc. and Micro General Corporation Announce Completion of Merger of ACS Systems, Inc. with Wholly-Owned Subsidiary of Micro General Corporation.

        99(B) Agreement and Plan of Reorganization dated as of May 14, 1998, among ACS Systems, Inc., Micro General Corporation, ACS Merger, Inc. and Fidelity National Financial, Inc.

        99(C) Agreement of Merger dated May 14, 1998 by and among ACS Systems, Inc., a California Corporation, ACS Merger, Inc., a Delaware Corporation, Micro General Corporation, a Delaware Corporation and Fidelity National Financial, Inc., a Delware Corporation.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MICRO GENERAL CORPORATION
                                       a Delaware Corporation


                                       /s/ CARL A. STRUNK
Dated: May 26, 1998                    -----------------------------------------
                                       Carl A. Strunk
                                       Director
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                                  EXHIBIT INDEX

        99(A) Press Release -Fidelity National Financial, Inc. and Micro General Corporation Announce Completion of Merger of ACS Systems, Inc. with Wholly-Owned Subsidiary of Micro General Corporation.

        99(B) Agreement and Plan of Reorganization dated as of May 14, 1998, among ACS Systems, Inc., Micro General Corporation, ACS Merger, Inc. and Fidelity National Financial, Inc.

        99(C) Agreement of Merger dated May 14, 1998 by and among ACS Systems, Inc., a California Corporation, ACS Merger, Inc., a Delaware Corporation, Micro General Corporation, a Delaware Corporation and Fidelity National Financial, Inc., a Delaware Corporation.